UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 6, 2025 (October 8, 2025)

Date of Report (Date of earliest event reported)

IX Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40878	98-1586922
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

53 Davies Street, W1K 5JH United Kingdom	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 (0) (203) 908-0450

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 8, 2025, IX Acquisition Corp. (the “Company”) convened and then adjourned its extraordinary general meeting in lieu of an annual general meeting of the shareholders (the “Meeting”) to October 10, 2025 at 10:00 a.m. Eastern Time. The Company subsequently adjourned the Meeting to October 10, 2025 at 5:00 p.m. Eastern Time. At the Meeting, the shareholders voted on the proposals set forth below, each of which is described in more detail in the definitive proxy statement (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 23, 2025, and supplemented on both September 24, 2025 and October 10, 2025. The Proxy Statement was first mailed by the Company to its shareholders on or about September 26, 2025.

As of September 15, 2025, the record date for the Meeting, there were 5,612,494 C Class A ordinary shares and 1,747,879 Class B ordinary shares of the Company entitled to be voted at the Meeting. There were 5,309,756 ordinary shares representing approximately 72.14% of the issued and outstanding ordinary shares present in person or represented by proxy at the Meeting, constituting a quorum for the Meeting.

A summary of the voting results at the Meeting is set forth below:

1.	Proposal One — The Fourth Extension Amendment Proposal

FOR	AGAINST	ABSTAIN
5,309,656	100	0

2.	Proposal Two — The Auditor Ratification Proposal

FOR	AGAINST	ABSTAIN
5,309,756	0	0

As a result, the shareholders approved the Fourth Extension Amendment Proposal and the Auditor Ratification Proposal.

Item 8.01. Other Events.

In connection with the shareholders’ vote at the Meeting, 909,330 shares were tendered for redemption.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2025

IX ACQUISITION CORP.

By:	/s/Noah Aptekar
Name:	Noah Aptekar
Title:	Chief Executive Officer